EXHIBIT 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 27, 2009, is by and among PENSON WORLDWIDE, INC. a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), REGIONS BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender, and Letter of Credit Issuer, GUARANTY BANK and REGIONS CAPITAL MARKETS, a division of Regions Bank, as Joint Lead Arrangers, and GUARANTY BANK, as Syndication Agent (the “Syndication Agent”).
RECITALS:
     A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 1, 2009 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”).
     B. The Borrower, the Lenders, and the Administrative Agent now desire to amend the Credit Agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments
     Section 2.1 Amendments to Section 1.01 of the Credit Agreement.
     (a) Effective as of the date hereof, the following definitions shall be added to Section 1.01 of the Credit Agreement in alphabetical order to read in their entirety as follows:
     “Convertible Notes” means those certain convertible senior notes due 2014 issued pursuant to the Notes Offering in an aggregate principal amount of up to $75,000,000.
     “Indenture” means that certain Indenture by and between the Borrower and US Bank, National Association, as Trustee, with respect to the Convertible Notes.

     “Notes Offering” means the issuance by the Borrower of the Convertible Notes pursuant to the Indenture and the Offering Memorandum.
     “Notes Offering Documents” means the Convertible Notes and the Indenture.
     “Offering Memorandum” means that certain Offering Memorandum issued by the Borrower with respect to the sale of the Convertible Notes.
     (b) Effective as of the date hereof, the paragraph containing the definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA, to (b) the sum of (i) Interest Charges, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, it being understood the Total Outstandings hereunder shall be assumed to be amortized over a five year period solely in order to calculate scheduled payments of the Loans and (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the Borrower and its Subsidiaries for the most recently completed period of determination; provided, however, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Interest Charges with respect to the Convertible Notes shall be limited to interest paid in cash for such period.
     (c) Effective as of the date hereof, the paragraph containing the definition of “Disposition” or “Dispose” in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that the Notes Offering and the conversion of Convertible Notes shall not be considered a Disposition.
     (d) Effective as of the date hereof, the paragraph containing the definition of “Investment” in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit; provided, however, that the Notes Offering and the conversion of Convertible Notes shall not be considered an Investment. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     Section 2.2 Amendment to Section 2.05(f) of the Credit Agreement. Effective as of the date hereof, Section 2.05(f) of the Credit Agreement is amended to read in its entirety as follows:
     (f) Upon the issuance and sale of any Equity Interests by the Borrower or any Subsidiary as permitted in Section 7.06(d) (other than (i) the issuance and sale of JBO Stock consistent with historical practice of the Borrower and (ii) the issuance and sale of Equity Interests in connection with the Notes Offering and the conversion of Convertible Notes), 100% of the Net Cash Proceeds shall be immediately paid to the Administrative Agent to be applied to the Loans, and the Total Commitments shall be permanently reduced by the amount of the Net Cash Proceeds of such issuance. The provisions of this Section do not constitute a consent to the issuance and sale of any Equity Interests not otherwise permitted in Section 7.06.
     Section 2.3 Amendment to Section 6.03(f) of the Credit Agreement. Effective as of the date hereof, Section 6.03(f) of the Credit Agreement is amended to read in its entirety as follows:
     (f) of the sale by the Borrower of any of its capital stock or other Equity Interest (other than (a) as contemplated under the 2000 Stock Incentive Plan or securities issued upon exercise of stock options issued to employees, directors or contractors of the Borrower or its Subsidiaries, or (b) any conversion of Convertible Notes representing less than 50% in the aggregate of the aggregate principal amount of all Convertible Notes issued pursuant to the Notes Offering; provided, however, at the request of the Administrative Agent, the Borrower shall provide any information regarding such sales to the Administrative Agent);
     Section 2.4 Amendment to Section 7.03(f) of the Credit Agreement. Effective as of the date hereof, Section 7.03(f) of the Credit Agreement is amended by removing the “and” at the end thereof.
     Section 2.5 Amendment to Section 7.03(g) of the Credit Agreement. Effective as of the date hereof, Section 7.03(g) of the Credit Agreement is amended to delete the “.” at the end thereof and substituting “; and” in lieu thereof.
     Section 2.6 Amendment to Section 7.03 of the Credit Agreement. Effective as of the date hereof, Section 7.03 of the Credit Agreement is amended to add a new Section 7.03(h) to read in its entirety as follows:
     (h) Indebtedness associated with the Notes Offering Documents.

     Section 2.7 Amendment to Section 7.06(e) of the Credit Agreement. Effective as of the date hereof, Section 7.06(e) of the Credit Agreement is amended by removing the “and” at the end thereof.
     Section 2.8 Amendment to Section 7.06(f) of the Credit Agreement. Effective as of the date hereof, Section 7.06(f) of the Credit Agreement is amended to delete the “.” at the end thereof and substituting “;” in lieu thereof.
     Section 2.9 Amendment to Section 7.06 of the Credit Agreement. Effective as of the date hereof, Section 7.06 of the Credit Agreement is amended to add a new Section 7.06(g) to read in its entirety as follows:
     (g) the Borrower may issue Equity Interests in connection with the Notes Offering and the conversion of Convertible Notes; and
     Section 2.10 Amendment to Section 7.06 of the Credit Agreement. Effective as of the date hereof, Section 7.06 of the Credit Agreement is amended to add a new Section 7.06(h) and a new Section 7.06(i) to read in their entirety as follows:
     (h) the Borrower may make Restricted Payments in connection with the Convertible Notes pursuant to the terms of the Notes Offering Documents; and
     (i) the Borrower and its Subsidiaries may make cash payments in lieu of fractional entitlements to securities or may round fractional entitlements to a whole security.
     Section 2.11 Amendment to Section 7.13 of the Credit Agreement. Effective as of the date hereof, Section 7.13 of the Credit Agreement is amended to read in its entirety as follows:
     7.13 Prepayment of Indebtedness. Prepay any Indebtedness other than (a) the Obligations, (b) Indebtedness under the Notes Offering Documents, or (c) other Indebtedness not to exceed $20,000,000 in the aggregate during any fiscal year; provided, however, that the conversion of Convertible Notes shall not be considered a prepayment under this Section 7.13.
     Section 2.12 Amendment to Section 7.16(c) of the Credit Agreement. Effective as of the date hereof, Section 7.16(c) of the Credit Agreement is amended to read in its entirety as follows:
     (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter measured quarterly in arrears on a rolling four quarter basis to be greater than *** to ***.
     Section 2.13 Addition of Section 7.18 to the Credit Agreement. Effective as of the date hereof, a new Section 7.18 is added to the Credit Agreement after Section 7.17 to read in its entirety as follows:

     7.18 Amendments to Notes Offering Documents. Amend, supplement or otherwise modify the material terms of the Notes Offering Documents if such amendment, supplement, or modification would materially and adversely impact the Lenders.
     Section 2.14 Amendment to Section 8.01(k) of the Credit Agreement. Effective as of the date hereof, Section 8.01(k) of the Credit Agreement is amended to delete the “.” at the end thereof and substituting “; or” in lieu thereof.
     Section 2.15 Amendment to Section 8.01 of the Credit Agreement. Effective as of the date hereof, Section 8.01 of the Credit Agreement is amended to add a new Section 8.01(j) to read in its entirety as follows:
     (j) There occurs any Fundamental Change as defined in the Indenture.
     Section 2.16 Amendment to Schedule 5.05 to the Credit Agreement. Effective as of the date hereof, Schedule 5.05 to the Credit Agreement is amended to add “The Convertible Notes” thereto.
ARTICLE III
Conditions Precedent to Effectiveness
     Section 3.1 Conditions. The effectiveness of this Amendment is subject to the full satisfaction of each of the following conditions precedent:
     (a) Documents. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:
     (i) Amendment. Executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower.
     (ii) Notes Offering Documents. A copy of each Notes Offering Document, such documents to be satisfactory to the Administrative Agent and the Required Lenders.
     (iii) Closing of Notes Offering. Evidence that all conditions precedent to the closing of the Notes Offering shall have been completed.
     (iv) Amendment Fee. Payment of an amendment fee in the amount of $175,000.00.
     (v) Other Fees. Any fees required to be paid on or before the date hereof shall have been paid, including those fees required to be paid in that certain Fee Letter dated as of May 22, 2009 between the Borrower and the Administrative Agent.
     (vi) Additional Information. Such additional documents, instruments and information as the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) No Default or Event of Default. No Default shall exist or would result from the execution of this Amendment.
     (c) No Material Adverse Effect. Since the date of the most recent financial statements delivered by the Borrower to the Administrative Agent, no event or circumstance has occurred that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
     (d) Representations and Warranties. All of the representations and warranties contained in Article V of the Credit Agreement as amended hereby and in the other Loan Documents shall be true and correct on and as of the date hereof, with the same force and effect as if such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
ARTICLE IV
No Waiver
     Section 4.1 No Waiver. Nothing contained herein shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, this Amendment, or any other Loan Document, or of any other contract or instrument between the Borrower and the Administrative Agent and/or the Lenders, and the failure of the Administrative Agent and/or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, this Amendment, the other Loan Documents and any other contract or instrument between the Borrowers and the Administrative Agent and/or the Lenders.
ARTICLE V
Ratifications, Representations and Warranties
     Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.
     Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) no Default has occurred and is continuing.
ARTICLE VI
Miscellaneous
     Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
     Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
     Section 6.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 6.4 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     Section 6.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.
     Section 6.6 Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of any signature pages hereto by telecopy, e-mail or other electronic transmission shall be effective as delivery of originally executed signature pages.
     Section 6.7 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent and the Lenders to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of the Page Intentionally Left Blank. Signature Pages to Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PENSON WORLDWIDE, INC.

By:	/s/ Philip A. Pendergraft

	Name:	Philip A. Pendergraft

	Title:	Chief Executive Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK, as Administrative Agent, a Lender, Letter of Credit Issuer and Swing Line Lender

By:	/s/ Robin Ingari

	Name:	Robin Ingari

	Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTY BANK, as a lender

By:	/s/ Amanda Cone

	Name:	Amanda Cone

	Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, N.A., as a Lender

By:	/s/ Jacob Villere

	Name:	Jacob Villere

	Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steve Bryan

	Name:	Steve Bryan

	Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT